UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sanderson Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Sanderson Farms, Inc. GENERAL OFFICES Post Office Box 988, Laurel, Mississippi 39441-0988 Telephone (601) 649-4030 Fax (601) 426-1339

September 13, 2021

To Participants in the Sanderson Farms, Inc. & Affiliates

401(k) Plan, as amended (the “401(k) Plan”)

Dear Participant:

A Special Meeting of Stockholders (the “Special Meeting”) of Sanderson Farms, Inc. (the “Company”) will be held on Thursday, October 21, 2021 via a live internet webcast. The terms of the 401(k) Plan provide that you, as a participant in the 401(k) Plan, are entitled to direct Charles Schwab Bank, the Trustee of the 401(k) Plan (the “Trustee”), to vote the shares of the Company’s common stock allocated to your separate account in the 401(k) Plan with respect to each matter to be brought before the Special Meeting.

The Trustee will vote the common stock in accordance with your instructions. If you give no instructions with respect to any matters to be acted upon at the meeting, the Trustee will vote your shares, along with all unallocated shares held by the 401(k) Plan, in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties. Therefore, it is important that you return the enclosed ballot with instructions on how to vote your shares.

A notice of the Special Meeting and a definitive proxy statement that contains detailed descriptions of the matters to be voted on at the Special Meeting are enclosed. These materials are also available on the SEC’s website at http://www.sec.gov.

Please instruct the Trustee how to vote the shares allocated to your account in the 401(k) Plan on each matter to be acted upon at the Special Meeting by marking the enclosed ballot, and return the ballot to the Trustee in the postage-paid, self-addressed envelope provided by October 15, 2021. Your voting instructions to the Trustee will be strictly confidential.

Please note that the enclosed material relates only to those shares that have been allocated to your account under the 401(k) Plan. You will receive other voting material for shares owned by you individually and not through the 401(k) Plan.

Your prompt consideration and balloting are requested.

Cordially,

Joe F. Sanderson, Jr.
Chairman of the Board

Enclosures

SANDERSON FARMS, INC. 401(k) PLAN BALLOT

SPECIAL MEETING OF STOCKHOLDERS

October 21, 2021

The Board of Directors has proposed Items 1 through 3.

The Board of Directors recommends a vote “FOR” Items 1 through 3.

****************

The undersigned hereby instructs Charles Schwab Bank, the Trustee (the “Trustee”) of the Sanderson Farms, Inc. and Affiliates 401(k) Plan (the “401(k) Plan”) to vote all the shares of the common stock of Sanderson Farms, Inc. (the “Company”) allocated to the undersigned pursuant to the 401(k) Plan as of September 8, 2021, at the Special Meeting of Stockholders to be held via a live internet webcast on October 21, 2021 at 10:00 a.m., Central Time, and at any and all adjournments or postponements thereof, as follows:

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APPROVAL OF THE MERGER AGREEMENT:

1.

Proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 8, 2021, by and among Sanderson Farms, Inc. (the “Company”), Walnut Sycamore Holdings LLC, Sycamore Merger Sub LLC and, solely for purposes of certain provisions specified therein, Wayne Farms, LLC.

☐         FOR                 ☐        AGAINST                  ☐        ABSTAIN

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THE SANDERSON FARMS COMPENSATION PROPOSAL:

2.

Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement.

☐         FOR                 ☐        AGAINST                  ☐        ABSTAIN

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ADJOURNMENT OF THE SPECIAL MEETING:

3.

Proposal to adjourn the special meeting of stockholders of the Company (the “Special Meeting”) to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting.

☐         FOR                 ☐        AGAINST                  ☐        ABSTAIN

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Name:

EE Number:

Location:

Total 401(k) Plan Shares:

The undersigned acknowledges receipt from the Company, prior to the execution of this Ballot, of a Notice of Special Meeting of Stockholders and the Company’s Definitive Proxy Statement for the Special Meeting of Stockholders.

Dated: _______________________, 2021.
Participant’s Signature

(Please Print Name)

Your 401(k) Plan shares will be voted as directed. If no directions are given, your 401(k) Plan shares will be voted by the 401(k) Plan Trustee in the same proportion for and against proposals as shares for which the Trustee has received timely voting instructions, subject to the exercise of the Trustee’s fiduciary duties.

PLEASE DATE, SIGN, AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE-PREPAID ENVELOPE TO THE INDEPENDENT TRUSTEE FOR THE 401(k) PLAN NO LATER THAN FRIDAY, OCTOBER 15, 2021.